AMENDMENT #1 TO PARTICIPATION AGREEMENT

                                      AMONG

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.),

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.

WHEREAS,  Sun  Life  Assurance  Company  of  Canada  (U.S.),   INVESCO  Variable
Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement (the "Agreement") on April 15th, 2001; and

WHEREAS, the parties desire to amend the Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of Sun Life Assurance Company of Canada (U.S.) are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT                    NAME OF SEPARATE ACCOUNT
------------------------------------                    -------------------------
Futurity II Variable and Fixed Annuity Contract         Sun Life of Canada (U.S.)
                                                        Variable Account F
Futurity III Variable and Fixed Annuity Contract
Futurity Focus II Variable and Fixed Annuity Contract
Futurity Accolade Variable and Fixed Annuity Contract
Futurity Select Four Variable and Fixed Annuity Contract

Futurity Protector Variable Universal Life Insurance    Sun Life of Canada
                                                        (U.S.) Variable Account I
Futurity Accumulator Variable Universal Life Insurance
   Policies
Futurity Survivorship Variable Universal Life
   Insurance Policies (SVUL-2001)
Futurity Survivorship Variable Universal Life
   Insurance Policies (SVUL-2000)

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of September 20, 2001.


                                   SUN LIFE ASSURANCE COMPANY OF CANADA
                                   (U.S.)

                                   By:   /s/Ronald J. Fernandes
                                         --------------------------
                                         Ronald J. Fernandes
                                         Vice President, Retirement Products &
                                         Services


                                   INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                   By:   /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Treasurer


                                   INVESCO FUNDS GROUP, INC.

                                   By:   /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Senior Vice President


                                   INVESCO DISTRIBUTORS, INC.

                                   By:   /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Senior Vice President